The Charles Schwab Family of Funds Exhibit 77C

A Special Meeting of Shareholders of Schwab Massachusetts Municipal Money
 Fund (formerly known as Schwab Massachusetts AMT Tax-Free Money Fund)
 (the Fund), a series of The Charles Schwab Family of Funds
(the Trust), was held on March 20, 2015, for the purpose of seeking shareholder approval of the two proposals noted below. The number of votes necessary to conduct the Meeting and approve the proposal was obtained. The results of the votes of shareholders are listed below.

Proposal
For
		Against
		Abstain


To approve the replacement
of the Fund s fundamental
investment policy adopted
pursuant to Rule 35d-1 under
the Investment Company Act
of 1940, as amended, with a
new fundamental investment
policy.			195,669, 914.420
	26,130,053.200
3,529,444.439

To approve the replacement
 of the Fund s fundamental
 investment objective with
 a new non-fundamental
investment objective.
172,669,533.970
48,960,734.530
3,699,143.559
A Special Meeting of Shareholders of Schwab New Jersey Municipal Money
Fund (formerly known as Schwab New Jersey AMT Tax-Free Money Fund)
(the Fund), a series of The Charles Schwab Family of Funds
(the Trust), was held on March 20, 2015, for the purpose of seeking shareholder approval of the two proposals noted below. The number of votes necessary to conduct the Meeting and approve the proposal was obtained.
The results of the votes of shareholders are listed below.

Proposal
For
		Against
Abstain


To approve the replacement
 of the Fund s fundamental
 investment policy adopted
 pursuant to Rule 35d-1 under
 the Investment Company Act
 of 1940, as amended, with a
new fundamental investment
policy.
			271,657,218.110
		33,947,431.820
	9,162,639.400
To approve the replacement
 of the Fund s fundamental
 investment objective with
 a new non-fundamental
investment objective.
259,510,265.550		45,863,457.560
9,393,566.220
A Special Meeting of Shareholders of Schwab New York Municipal Money
Fund (formerly known as Schwab New Jersey AMT Tax-Free Money Fund)
(the Fund), a series of The Charles Schwab Family of Funds
(the Trust), was held on March 20, 2015, for the purpose of seeking shareholder approval of the two proposals noted below. The number of votes necessary to conduct the Meeting and approve the proposal was obtained.
  The results of the votes of shareholders are listed below.

Proposal
For
		Against
Abstain


To approve the replacement
of the Fund s fundamental
investment policy adopted
pursuant to Rule 35d-1 under
the Investment Company Act
of 1940, as amended, with a
new fundamental investment
policy.
809,507,203.690
180,105,845.495
32,278,621.959


To approve the replacement
 of the Fund s fundamental
 investment objective with
a new non-fundamental
investment objective.
710,108,919.200
277,964,153.465
	33,818,598.479